Exhibit 4.3
EXECUTION COPY

AMENDMENT NO. 6 TO SERIES 2015-VF1 INDENTURE SUPPLEMENT

Amendment No. 6 to Series 2015-VF1 Indenture Supplement, dated as of August 17, 2017 (this “Amendment”), among NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as issuer (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, as indenture trustee (in such capacity, the “Indenture Trustee”), calculation agent (in such capacity, the “Calculation Agent”), paying agent (in such capacity, the “Paying Agent”), and securities intermediary (in such capacity, the “Securities Intermediary”), HLSS HOLDINGS, LLC (“HLSS”), as administrator on behalf of the Issuer (in such capacity, the “Administrator”), CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”), OCWEN LOAN SERVICING, LLC (“OLS”), New Residential Mortgage LLC (“NRM”), and NEW RESIDENTIAL INVESTMENT CORP. (“NRZ”), and consented to by Credit Suisse, as noteholder of the Series 2015-VF1 Variable Funding Notes (in such capacity, the “Noteholder”), and Credit Suisse International (“CS International”), as the derivative counterparty (the “Derivative Counterparty”).

RECITALS

The Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator and the Administrative Agent are parties to that certain Amended and Restated Indenture, dated as of August 17, 2017, as may be amended, restated, supplemented, or otherwise modified from time to time (the “Existing Base Indenture”), the provisions of which are incorporated, as modified by that certain Series 2015-VF1 Indenture Supplement, dated as of August 28, 2015, as amended by that certain Amendment No. 1 to Series 2015-VF1 Indenture Supplement, dated as of November 24, 2015, that certain Amendment No. 2 to Series 2015-VF1 Indenture Supplement, dated as of March 22, 2016, that certain Amendment No. 3 to Series 2015-VF1 Indenture Supplement, dated as of May 9, 2016, that certain Amendment No. 4 to Series 2015-VF1 Indenture Supplement, dated as of May 27, 2016, that certain Amendment No. 5 to Series 2015-VF1 Indenture Supplement, dated as of December 15, 2016, and as the same may be further amended, restated, supplemented or otherwise modified from time to time (the “Existing Indenture Supplement,” and together with the Existing Base Indenture, the “Existing Indenture”), among the parties to the Existing Base Indenture and NRZ. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Indenture.

The Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator, Administrative Agent, NRZ, the Noteholder and the Derivative Counterparty have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture Supplement.

Pursuant to Section 12.2 of the Existing Base Indenture and Section 13(b) of the Existing Indenture Supplement, the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator, the Administrative Agent and NRZ, with the consent of 100% of the Noteholders of the Series 2015-VF1 Variable Funding Notes, may amend the Existing Indenture Supplement, with prior notice to each Note Rating Agency, with the consent of the Derivative Counterparty, if any, the Subservicer, and the Series Required Noteholders of each Series materially and adversely affected by such amendment and upon delivery of an Issuer Tax Opinion, for the purpose of adding or changing in any manner any provisions of the Existing Indenture Supplement.

Pursuant to Section 12.3 of the Existing Base Indenture, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”).

CS International is the sole Derivative Counterparty (as that term is defined in the Existing Base Indenture) and consents to this Amendment by its signature hereto.

The Noteholder holds 100% of the Series 2015-VF1 Variable Funding Notes and therefore is the Series Required Noteholder.

Notice has been provided to the Note Rating Agency.

Accordingly, the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator, Administrative Agent, NRZ, the Derivative Counterparty and the Noteholder hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Indenture Supplement is hereby amended as follows:

SECTION 1.          Amendments to the Existing Indenture Supplement. Effective as of the Amendment Effective Date (as defined below):

1.1          All references to “HLSS HOLDINGS, LLC, as Administrator and as Servicer (on and after the respective MSR Transfer Dates)” or to “HLSS HOLDINGS, LLC, as Administrator on behalf of the Issuer, as owner of the rights associated with the servicing rights under the Designated Servicing Agreements, and, from and after the respective MSR Transfer Dates for each Designated Servicing Agreement, as servicer under such Designated Servicing Agreement” shall hereby be amended to refer to “HLSS HOLDINGS, LLC, as Administrator.”

1.2          NEW RESIDENTIAL MORTGAGE LLC shall be added as a party to the Existing Indenture Supplement in the capacity as a “Servicer” upon the occurrence of the initial NRM Transfer Date.

1.3          Section 2 of the Existing Indenture Supplement is amended by deleting the clauses (x) and (xi) of the defined term “Target Amortization Event” in their entirety and replacing such clauses with the following:

“(x)          the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator shall breach or default in the due observance or performance of any of its covenants or agreements in this Indenture Supplement, the Base Indenture, or any other Transaction Document in any material respect (subject to any cure period provided therein), other than an obligation of the Receivables Seller to make an Indemnity Payment following a breach of a representation or warranty with respect to such Receivable pursuant to Sections 4(b), 5(b) or 6(b) of the Receivables Sale Agreement or any payment default described in Section 8.1 of the Base Indenture, and any such default shall continue for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator; provided, that a breach of Sections 7(a), 8(a) or 9(a) of the Receivables Sale Agreement, or Section 7(b) of the Receivables Pooling Agreement (prohibiting the Receivables Seller, the Servicer, the Subservicer or the Depositor, as applicable, from causing or permitting Insolvency Proceedings with respect to the Depositor or the Issuer, as applicable) shall constitute an automatic Target Amortization Event;

(xi)          if any representation or warranty of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator made in this Indenture Supplement, the Base Indenture, or any other Transaction Document in any material respect (other than under Sections 4(b), 5(b) or 6(b) of the Receivables Sale Agreement) shall prove to have been breached in any material respect as of the time when the same shall have been made or deemed made, and continues uncured and unremedied for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable;”

SECTION 2.          Noteholder Consent and Waiver.  The Noteholder hereby consents to this Amendment and waives, and instructs the Indenture Trustee to waive the requirement in Section 12.3 of the Existing Base Indenture for the delivery of an Authorization Opinion.  Further, the Noteholder hereby waives and instructs the Indenture Trustee to waive each requirement for the delivery of any other opinions (except the Issuer Tax Opinion) and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Existing Base Indenture.

SECTION 3.          Series Required Noteholder.  The Noteholder hereby represents and certifies that (i) it holds 100% of the Series 2015-VF1 Variable Funding Notes and therefore is the Series Required Noteholder, (ii) it has the authority to deliver this certification and the directions included herein to the Indenture Trustee, (iii) such power has not been granted or assigned to any other person, and (iv) the Indenture Trustee may conclusively rely upon this certification.

SECTION 4.          Conditions to Effectiveness of this Amendment.  This Amendment shall become effective on the date (the “Amendment Effective Date”) upon the later to occur of the following:

4.1          the execution and delivery of this Amendment by all parties hereto;

4.2          notice to the Note Rating Agency;

4.3          delivery of an Issuer Tax Opinion; and

4.4         written confirmation from the Note Rating Agency that the execution of this Amendment will not have a Ratings Effect on the Series 2015-VF1 Variable Funding Notes.

SECTION 5.          Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Noteholders, the Servicer, any Derivative Counterparty, any Supplemental Credit Enhancement Provider and any Liquidity Provider that it is in compliance with all the terms and provisions set forth in the Existing Base Indenture on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 6.          Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 7.          Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.          Recitals.  The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness.  The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder).  In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Existing Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

SECTION 9.          Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 10.          GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 11.          Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Amendment and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or the other Transaction Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Beverly D. Capers
Name:	Beverly D. Capers
Title:	Assistant Vice President
[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]

OCWEN LOAN SERVICING, LLC

By:	/s/ John Kim
Name:	John Kim
Title:	Senior Vice President
[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]

HLSS HOLDINGS, LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	Secretary
[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]

NEW RESIDENTIAL MORTGAGE LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	President
[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and not in its individual capacity

By:	/s/ Erica Blair
Name:	Erica Blair
Title:	Associate

By:	/s/ Cynthia Valverde
Name:	Cynthia Valverde
Title:	Associate
[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Patrick Duggan
Name:	Patrick Duggan
Title:	Associate

By:	/s/ Michael Eaton
Name:	Michael Eaton
Title:	Associate
[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer
[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]

CONSENTED TO BY:

CREDIT SUISSE AG, NEW YORK BRANCH, as 100% Noteholder of the Series 2015-VF1 Variable Funding Notes

By:	/s/ Patrick Duggan
Name:	Patrick Duggan
Title:	Associate

By:	/s/ Michael Eaton
Name:	Michael Eaton
Title:	Associate
[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]

CONSENTED TO BY:

CREDIT SUISSE INTERNATIONAL, as Derivative Counterparty

By:	/s/ Bik Kwan Chung
Name:	Bik Kwan Chung
Title:	Authorized Signatory

By:	/s/ Shui Wong
Name:	Shui Wong
Title:	Authorized Signatory

[Signature page to NRART 2015-ON1 Amendment No. 6 to Series 2015-VF1 Indenture Supplement]